UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 13, 2014

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA		94043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Symantec Corporation (the “Company”) has announced that Stephen E. Gillett, the Company’s Executive Vice President and Chief Operating Officer, is no longer serving in such capacity as of November 13, 2014 as a result of the elimination of the Chief Operating Officer role from the Company’s organizational structure. Mr. Gillett is expected to remain at the Company in a non-executive capacity for a transitional period. Mr. Gillett is expected to receive certain cash severance and equity acceleration benefits for involuntary termination other than for cause pursuant to the terms of the Company’s compensatory arrangements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: November 13, 2014	By:	/S/ GREGORY M. KING
Gregory M. King
Vice President, Legal Services and Assistant Secretary